Exhibit 10.1

INCENTIVE STOCK OPTION AGREEMENT

(1998 Stock Incentive Plan)

INCENTIVE STOCK OPTION AGREEMENT, dated as of                          (the “Agreement”), by and between American Land Lease, Inc., a Delaware corporation (the “Company”), and                      (“Employee”) . Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings set forth in the Asset Investors Corporation 1998 Stock Incentive Plan, as amended (the “Plan”).

WHEREAS, on                          (the “Grant Date”) the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company awarded the Employee an incentive stock option, exercisable to purchase shares of the Company’s Common Stock, par value $.01 per share (“Common Stock”), pursuant to, and subject to the terms and provisions of, the Plan and further subject to the condition subsequent and that the plan is approved by the stockholders of the Company; and

WHEREAS, the stockholders of the Company approved the Plan on June 30, 1998.

NOW, THEREFORE, in consideration of the Employee’s services to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 Number of Shares and Purchase Price. The Company hereby grants the Employee an incentive Stock Option (the “Option”) to purchase              shares of Common Stock (the “Option Shares”) at a purchase price per share equal to $              (the “Exercise Price”), pursuant to the terms of this Agreement and the provisions of the Plan.

2 Period of Option and Conditions of Exercise.

(a) Unless the Option is previously terminated pursuant to this Agreement or the Plan, the Option shall terminate on the tenth anniversary of the Date of Grant (the “Expiration Date”). Upon the termination of the Option, all rights of the Employee hereunder shall cease.

(b) Subject to the provisions of the Plan and this Agreement, the Option shall be exercisable and vested over years beginning with the first anniversary of the date of grant.

3 Termination of Employment.

(a) Except as provided in this Section 3, the Option may not be exercised after the Employee has ceased to be employed by (including services provided as a director) the Company or one of its affiliates. In the event that the Employee ceases to be employed by the Company or one of its affiliates, the Option may be exercised following such termination, as follows:

(i) if the Employee’s termination of employment is due to his or her death or Disability (as defined below), the Option shall remain exercisable until the Expiration Date for all Option Shares for which the Option was otherwise exercisable;

(ii) if the Employee ceases to be employed by the Company or an affiliate other than due to death, Disability or termination for Cause, the Option shall remain exercisable for a period of ninety (90) days following such termination (but in no event later than the Expiration Date) with respect to all Option Shares for which the Option was otherwise exercisable as of the date of such termination, and shall thereafter terminate; and

(iii) if the Employee’s termination is by the Company or one of its affiliates for Cause (as defined below), the Option shall terminate immediately on the date of such termination.

4 Exercise of Option.

(a) The Option may be exercised only by the Employee, his /her heir or legal representative. The Option shall be exercised by delivery to the Company of (i) a written notice, substantially in the form attached hereto as Exhibit A, specifying the number of Option Shares for which the Option is being exercised to purchase, and (ii) full payment of the Exercise Price for such number of Option Shares being purchased (in respect of such Option Shares, the “Total Exercise Price”), in the manner provided below, and any transfer or withholding taxes applicable thereto.

(b) Payment of the Exercise Price for any Option Shares being purchased shall be made as follows:

(i) The Employee may satisfy all or any portion of the Total Exercise Price by delivery to the Company of cash or check, or

(ii) The Employee may satisfy the remaining portion of the Total Exercise Price by (A) assignment, transfer and delivery to the Company, free of any liens, claims or encumbrances, of shares of Common Stock that the Employee owns. If the Employee pays by assignment, transfer and delivery of shares of Common Stock, the Employee must include with the notice of exercise the certificates for such shares of Common Stock, either duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company. For purposes of this Agreement, the value of all such shares of Common Stock delivered by the Employee will be their Fair Market Value. If the value of the shares of Common Stock delivered by the Employee exceeds the amount required to be paid pursuant to this Section 4, the Company will provide to the Employee, as soon as practicable, cash or a check in an amount equal to the value of any fractional portion of a share of

Common Stock and will issue a certificate to the Employee for any whole share(s) of Common Stock exceeding the number of shares of Common Stock required to pay the Exercise Price for all Option Shares being purchased.

(c) Not less than 50 shares of Common Stock may be purchased at any time upon the exercise of the Option, unless the number of shares of Common Stock so purchased constitutes the total number of Option Shares for which the Option is then exercisable. The Option may be exercised only to purchase whole shares of Common Stock, and in no case may a fractional share of Common Stock be purchased. The right of the Employee to purchase Option Shares for which the Option is then exercisable may be exercised, in whole or in part, at any time or from time to time, prior to the Expiration Date.

(d) The Company may require the Employee to pay, prior to the delivery of any Option Shares to which the Employee shall be entitled upon exercise of the Option, an amount equal to the Federal, state and local income taxes and other amounts required by law to be withheld by the Company with respect thereto. Alternatively, the Employee may authorize the Company to withhold from the number of Option Shares it would otherwise receive upon exercise of the Option, that number of Option Shares having a Fair Market Value equal to the amount of such required tax.

(e) Any Option that is exercised in a manner that prevents its qualification as an Incentive Stock Option shall be treated for all purposes as a Nonqualified Stock Option.

5 Definitions. For purposes of this Agreement:

(a) “Cause” shall mean the termination of employment of an individual with the Company as a result of (i) the performance by such individual of any activity involving fraud or dishonesty, (ii) the conviction of the individual of a felony or crime involving moral turpitude, (iii) the failure or refusal of such individual to reasonably or satisfactorily perform any material duties or responsibilities reasonably required of such individual by the Company, (iv) the gross negligence or willful neglect or malfeasance by the individual in the performance or non-performance of such individual’s duties or responsibilities to the Company, or (v) any unauthorized act or omission by such individual that is injurious in any material respect to the financial condition or business reputation of the Company.

(b) “Change in Control” shall mean the occurrence of any of the following events:

(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities) by any “person” (as the term “person” is used for purposes of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such person has “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control. “Non-Control Acquisition” shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Company or (2) any corporation, partnership or other person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company or in which the Company serves as a general partner or manager (a “Subsidiary”), (B) the Company or any Subsidiary, or (C) any person in connection with a Non-Control Transaction (as hereinafter defined);

(ii) the individuals who constitute the Board of Directors of the Company as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board of Directors; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “election contest” (as described in Rule 14a-11 promulgated under the Exchange Act) (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) approval by stockholders of the Company of: (A) a merger, consolidation, share exchange or reorganization involving the Company, unless (1) the stockholders of the Company, immediately before such merger, consolidation, share exchange or reorganization, own, directly or indirectly immediately following such merger, consolidation, share exchange or reorganization, at least 80% of the combined voting power of the outstanding voting securities of the corporation that is the successor in such merger, consolidation, share exchange or reorganization (the “Surviving Company”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, share exchange or reorganization, (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, share exchange or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Company, and (3) no persons (other than the Company or any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Company or any Subsidiary, or any person who, immediately prior to such merger, consolidation, share exchange or reorganization had Beneficial Ownership of 15% or more of the then outstanding Voting Securities has Beneficial Ownership of 15% or more of the combined voting power of the Surviving Company’s then outstanding voting securities (a transaction described in clauses (1) through (3) is referred to herein as “Non-Control Transaction”); (B) a complete liquidation or dissolution of the Company; or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (a “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, such Subject Person becomes the Beneficial Owner of any additional Voting Securities that increases the percentage of the then outstanding Voting Securities Beneficially Owned by such Subject Person, then a Change in Control shall occur.

(c) The Employee’s employment will have terminated by reason of “Disability” if, as a result of the Employee’s incapacity due to physical or mental illness, the Employee shall have been absent from his or her duties on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written notice is given by the Company to the Employee (which may occur before or after the end of such six-month period), the Employee shall not have returned to the performance of his or her duties on a full-time basis.

6 Tax Treatment; Tax Withholding.

(a) If the Employee fails to comply with the requirements of Section 422(a) of the Code (as from time to time redesignated or amended), subsection (a)(1) of which currently requires that any Shares acquired upon exercise of the Option not be disposed of within two (2) years of the Date of Grant or one (1) year from the date on which such Shares are acquired, Employee understands that the tax treatment otherwise applicable to the Option shall not be available.

(b) The Employee understands that, to the extent that the aggregate Fair Market Value of Option Shares (as of the Date of Grant) with respect to which the Option is exercisable for the first time by the Employee during any calendar year under the Plan shall exceed $100,000, the Option shall be treated as a Non-Qualified Stock Option.

(c) The Company shall have the power and the right to deduct or withhold, or require an Employee to remit to the Company, an amount sufficient to satisfy any Federal, state, and local taxes (including the Employee’s FICA obligation) required by law to be withheld as a result of any taxable event arising in connection with the Option, in accordance with the terms of the Plan.

(d) The Option shall be construed insofar as is practicable to permit its continued qualification as an Incentive Stock Option; if, however, the Option no longer so qualifies, it shall be treated for all purposes as a Non-qualified Stock Option.

7 Miscellaneous.

(a) Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement of the Company and the Employee concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the parties with respect thereto.

(b) Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

(c) Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Employee will be deemed an original and all of which together will be deemed the same agreement.

(d) Notices. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company or the Committee, to the attention of the Chief Financial Officer of the Company at the principal office of the Company and, if to the Employee, to the Employee’s last known address contained in the records of the Company.

(e) Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Employee and their successors, assigns and legal representatives; provided, however, that the Option granted hereunder shall not be transferable by the Employee (or the Employee’s successor or legal representative).

(f) Amendments. Subject to the provisions of the Plan, this Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

(g) Governing Law. This Agreement and the rights of all persons claiming hereunder will be construed and determined in accordance with the laws of the State of Florida without giving effect to the conflict of law principles thereof.

(h) Plan Controls. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern. By signing this Agreement, the Employee confirms that it has received a copy of the Plan and has had an opportunity to review the contents thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

AMERICAN LAND LEASE, INC.

By:
Name:	Shannon E. Smith
Title:	Chief Financial Officer

EMPLOYEE:

EXHIBIT A

NOTICE OF EXERCISE

OF EMPLOYEE STOCK OPTION

                    ,

American Land Lease, Inc.

29399 US Hwy 19 No. Suite 320

Clearwater, FL 33761

Attn: Chief Financial Officer

Ladies and Gentlemen:

Reference is made to that certain Incentive Stock Option Agreement, dated as of (the “Agreement”), by and between American Land Lease, Inc. (the “Company”) and                      (the “Employee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

Undersigned is hereby exercising the Option to purchase              Option Shares at the Exercise Price of $             per share, for a Total Exercise Price of $            .

Undersigned is paying     % of the Total Exercise Price with respect to the Option Shares as follows:

•	By enclosing cash and/or a check payable to the Company in the amount of $ .

•	By enclosing a stock certificate duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company, representing shares of Common Stock.

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Undersigned is paying the local, state and Federal withholding taxes and/or all other taxes that the Company has advised me are due as follows:

•	By enclosing cash and/or a check payable to the Company in the amount of $ .

•	By authorizing the Company to withhold from the number of Option Shares it would otherwise receive upon this exercise of the Option that number of Option Shares having a fair market value equal to the tax amount due.

•	By enclosing a stock certificate duly endorsed for transfer or accompanied by an appropriately executed stock power in favor of the Company, representing shares of Common Stock.

Undersigned acknowledges that the Company has no obligation to issue a certificate evidencing any Option Shares purchasable by it until the Total Exercise Price of such Option Shares is fully paid as set forth in the Agreement.

Very truly yours,

By:

Telephone:
Social Security #:

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